Exhibit 99.1

Walgreens Boots Alliance Announces Leadership Appointments

Chief Executive Officer Tim Wentworth solidifies the Walgreens Boots Alliance Executive Committee. New executive appointments deepen healthcare expertise, position company for accelerated growth and profitability.

•	Mary Langowski joins WBA to lead U.S. Healthcare segment

•	Manmohan Mahajan, interim since July 2023, appointed permanent chief financial officer

•	Elizabeth Burger joins WBA as chief human resources officer

DEERFIELD, Ill., February 8, 2024 – Walgreens Boots Alliance (Nasdaq: WBA) Chief Executive Officer Tim Wentworth today announced updates to WBA’s Executive Committee as the company advances a health services strategy rooted in its retail pharmacy footprint.

“Today’s announcement solidifies the leadership team that will carry WBA into its future as we look to expand our reach beyond neighborhood pharmacies into the fastest-growing areas of healthcare,” said Wentworth. “We have a strong team with a track record of operational excellence and an unwavering commitment to the execution of our goals. The spirit of this leadership team is one of collaboration, transparency and working effectively together. We share a sharp focus on the important goals in front of us, unlocking embedded profitability and reshaping our healthcare strategy to deliver sustainable value for our stakeholders.”

Wentworth, with the support of the WBA Board of Directors, has made the following leadership appointments:

Mary Langowski has been appointed executive vice president and president, U.S. Healthcare. A nationally recognized healthcare leader, Langowski brings a successful track record of building and driving commercially successful initiatives, businesses and partnerships that improve patient outcomes, lower costs and unlock profitability within new models of care. Her decades of experience span leading payer organizations, pharmacy, retail healthcare services and providers as well as senior roles in federal and state government.

Langowski joins WBA after serving as CEO of Solera Health, a leading value-based technology business serving payers and employers, since 2020. She was appointed CEO after serving as Solera Health’s independent board director and has successfully transformed the company with the launch of new condition product lines, a new technology platform and a new economic model to support sustained growth in the business. Prior to Solera, Langowski served as executive vice president and chief strategy and corporate development officer at CVS Health, where she helped lead the organization’s evolution and execution as a healthcare company, leading the foundational work for its healthcare services strategy and key aspects of CVS’ acquisition of Aetna.

Walgreens Boots Alliance, Inc. | walgreensbootsalliance.com

Langowski will lead WBA’s U.S. Healthcare segment as Walgreens expands its role in healthcare, building on its strengths in pharmacy to unlock new areas of profitable growth and bringing high-value solutions to industry players, including payers, health systems, PBMs and biopharma manufacturers.

Current executive vice president and president, U.S. Healthcare, John Driscoll, will transition to a senior advisory role working closely with Wentworth, Langowski and the U.S. Healthcare business.

Manmohan Mahajan has been appointed executive vice president and global chief financial officer (CFO). He has served as interim global CFO since July 2023 and has played an integral role in leading WBA’s growth and cost discipline efforts aimed at aligning the company’s cost structure with business performance. This includes a focused approach to increasing cash flow across the company by lowering capital expenditures and keeping the company on pace toward $1 billion in cost savings this year.

Mahajan joined the company in 2016 and previously served as senior vice president, global controller and chief accounting officer. Prior to joining WBA, Mahajan served in positions of increasing responsibility with GE Capital, a former subsidiary of General Electric Company.

Elizabeth Burger has been appointed executive vice president and chief human resources officer (CHRO). Prior to joining WBA, Burger served as senior vice president, CHRO at Flowserve, a leading provider of flow control products and services for the global infrastructure markets. She formerly served as CHRO with Hanesbrands Inc., the world’s largest manufacturer and marketer of everyday basic apparel. She also previously worked at Monsanto Company in various roles of increasing responsibility, including senior vice president of global business operations. Burger is a high-energy, results-oriented CHRO with more than 25 years of demonstrated business experience. She is known for developing and implementing change strategies that position businesses for growth.

Langowski, Mahajan and Burger will report directly to Wentworth and join WBA’s current Executive Committee, which includes:

Ornella Barra, executive vice president and chief operating officer, International, WBA

Barra oversees WBA’s businesses outside of the United States, including Boots UK and other pharmacy-led health and beauty retail businesses in Europe, Latin America and Asia, as well as WBA’s pharmaceutical wholesale operation in Germany and the No7 Beauty Company. She is also chair of the Environmental, Social and Governance Committee.

Tracey Brown, executive vice president and president, Walgreens retail and chief customer officer

Brown is responsible for Walgreens $30 billion retail business and consumer experience across all retail, pharmacy and health consumer touchpoints and leads strategies to advance Walgreens across a complex and dynamic competitive landscape. She oversees more than 200,000 field and store operations team members, pharmacists, merchandising, marketing, product, digital, omnichannel, store format, data and analytics, asset protection, real estate and supply chain organizations. She has more than 30 years of experience driving business growth, operations, creating omnichannel customer experiences and leveraging digital capabilities to connect consumers and brands.

Neal Sample, executive vice president and chief information officer, WBA

Sample leads the strategy for WBA’s IT function and the implementation of its technology and digital innovation, with an emphasis on improving the digital experience for customers and patients. Sample joined the company in October of 2023, bringing more than 20 years of deep experience across highly regulated industries including healthcare, financial services and consumer internet.

Rick Gates, senior vice president and chief pharmacy officer, Walgreens

With more than 25 years of experience as a Walgreens pharmacist, Gates helps drive the company’s mission to evolve the future of pharmacy in healthcare and broaden pharmacy services. He and his team also play a critical role in aligning and advancing the Walgreens pharmacy and specialty pharmacy businesses across Walgreens, including the U.S. Healthcare business segment.

Beth Leonard, senior vice president and chief corporate affairs officer, WBA

Leonard oversees a combined corporate affairs team comprised of talented leaders who manage Walgreens Government Relations, Public Affairs and Corporate Communications functions. The team is responsible for communications with key Walgreens stakeholders including employees, media, industry partners and policymakers at the local, state and federal levels.

Matt D’ambrosio, senior vice president and global chief compliance and ethics officer, WBA

D’ambrosio will continue to serve as interim global chief legal officer. WBA expects to announce a permanent global chief legal officer by the end of February.

Each of the new Executive Committee members will assume their roles in March. All U.S.-based Executive Committee members will be based in the Chicagoland area.

“As I reflect on my first few months at WBA, what has impressed me most is the experience, talent and vision of our leaders and team members,” said Wentworth. “With the additions to our team, this Executive Committee brings proven leadership and deep experience in healthcare, culture and customer experience to accelerate our growth and lead the next chapter of our company for our team members, shareholders and most importantly the customers and patients we serve.”

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is an integrated healthcare, pharmacy and retail leader serving millions of customers and patients every day, with a 170-year heritage of caring for communities. A trusted, global innovator in retail pharmacy with approximately 12,500 locations across the U.S., Europe and Latin America, WBA plays a critical role in the healthcare ecosystem. The Company is reimagining local healthcare and well-being for all as part of its purpose – to create more joyful lives through better health. Through dispensing medicines, improving access to a wide range of health services, providing high quality health and beauty products and offering anytime, anywhere convenience across its digital platforms, WBA is shaping the future of healthcare.

WBA employs more than 330,000 people and has a presence in eight countries through its portfolio of consumer brands: Walgreens, Boots, Duane Reade, the No7 Beauty Company and Benavides in Mexico. Additionally, WBA has a portfolio of healthcare-focused investments located in several countries, including China and the U.S.

The Company is proud of its contributions to healthy communities, a healthy planet, an inclusive workplace and a sustainable marketplace. WBA has been recognized for its commitment to operating sustainably: the Company is an index component of the Dow Jones Sustainability Indices (DJSI) and was named to the 100 Best Corporate Citizens 2022.

More Company information is available at www.walgreensbootsalliance.com.

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